[DALE MATHESON           Partnership of:           Robert J Burkart, Inc.     James F Carr-Hilton, Ltd.
[CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.    R.J. LaBonte, Ltd.
-------------------      Robert J Matheson, Inc.   Fraser G Ross, Ltd.
[CHARTERED ACCOUNTANTS LOGO]



May 29, 2007


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Geopulse Exploration Inc. - Form SB-2 Registration Statement


Dear Sirs:

As an independent registered public accounting firm, we hereby consent to the inclusion or incorporation by reference in this Form SB-2/A Registration Statement, dated May 29, 2007, of the following:

|X| Our Report to the Stockholders and Board of Directors of Geopluse Exploration Inc. dated March 23, 2007 on the financial statements of the Company as at January 31, 2007 and 2006 and the statements of operations, stockholders' equity and cash flows for the years ended January 31, 2007 and 2006, the period from August 13, 2004 (inception) to January 31, 2007.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,


"DMCL"


Dale Matheson Carr-Hilton LaBonte LLP
Chartered Accountants
Vancouver, Canada



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